UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2010
TD Ameritrade Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-49992 (Commission File Number)	82-0543156 (IRS Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Under the terms of the management incentive program, for fiscal year 2011, the annual incentive target for Mr. David M. Kelley, chief operating officer, was increased by $200,000 to $1,800,000. Mr. Kelley’s annual incentive continues to be comprised of 50% cash and 50% equity.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: October 22, 2010	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer